UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

___________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2023

__________________________________

Omega Therapeutics, Inc.

(Exact Name of Registrant as specified in its charter)

__________________________________

Delaware	001-40657	81-3247585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 First Street, Suite 501

Cambridge, Massachusetts 02141

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 949-4360

N/A

(Former Name or Former Address, if Changed Since Last Report)

____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OMGA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2023, Omega Therapeutics, Inc. (the “Company”) entered into a Research Collaboration Agreement (the “Agreement”) with Novo Nordisk A/S (“Novo Nordisk”), Pioneering Medicines 08, Inc. (“PM SpinCo”), and, with respect to certain provisions set forth in the Agreement, Pioneering Medicines (NN), LLC (“Shareholder”) and PM (NN) Explorations, Inc. (“PMCo” and together with PM SpinCo and Shareholder, the “PM Entities”). PM SpinCo, Shareholder and PMCo are entities affiliated with Flagship Pioneering, a significant stockholder of the Company. Christian Schade, Michelle C. Werner, and John Mendlien, Ph.D., JD. are each a member of the Company’s Board of Directors and Growth Partner, CEO-Partner, and Executive Partner, respectively, of Flagship Pioneering.

Under the terms of the Agreement, the Company granted to Novo Nordisk an exclusive, royalty-bearing, transferable license, with the right to grant sublicenses through multiple tiers, for certain of the Company’s intellectual property to conduct research and development activities under an agreed-upon research and development plan, together with the PM Entities, relating to a product candidate, or program target, for the prevention, treatment or control of a cardiometabolic disease, including diabetes, in humans throughout the world (the “Territory”).

In connection with the Agreement, Novo Nordisk will have the right to exercise its irrevocable option to purchase from Shareholder all of the outstanding equity securities of PM SpinCo (the “Option”) pursuant to the terms of a separate option agreement (the “Option Agreement”) and a separate share purchase agreement (the “Share Purchase Agreement”). Certain provisions in the Agreement are triggered in connection with the exercise of the Option pursuant to the Option Agreement (the “Program Handoff Date”) and the closing of the Option pursuant to the Share Purchase Agreement (the “Closing Date”), but the Company is not a party to the Option Agreement or Share Purchase Agreement. Following the Program Handoff Date, subject to certain exceptions set forth in the Agreement, Novo Nordisk will take over responsibilities for development, manufacturing and commercialization of the product candidate in accordance with the terms of the Agreement.

During the term of the Agreement (and for a period of time thereafter if the Agreement is terminated prior to the Closing Date), and subject to certain exceptions set forth in the Agreement, the Company is prohibited from, alone or with any third party, directly or indirectly, exploiting any product that (a) uses the same (i) epigenomic controller included in the licensed product candidate in the Territory or (ii) custom lipid nanoparticle component included in the licensed product candidate in the Territory for the prevention, treatment or control of a cardiometabolic disease (including diabetes) in humans or (b) is directed to (i) with respect to the initial program target, the initial program target or (ii) if a backup target replaces the initial program target, the selected program target for the prevention, treatment or control of a cardiometabolic disease (including diabetes) in humans. The Company is also prohibited from exploiting the program target or any of the potential backup program targets during the period in which Novo Nordisk has a right to replace the initial program target with a backup target for the prevention, treatment or control of a cardiometabolic disease (including diabetes) in humans.

In connection with the execution of the Agreement, Novo Nordisk agreed to make an upfront cash payment of $10 million, up to $522 million in future development and sales milestone payments, and mid and high-single digit to low double digit percentage royalties on net sales of the licensed product. These payments will be shared approximately equally between the Company and Shareholder. Novo Nordisk’s obligations to pay royalties with respect to a licensed product and country will expire upon the latest of ten years following first commercial sale of a licensed product in such country, the expiration of the last-to-expire of certain valid patent claims applicable to such licensed product in such country, and the expiration of regulatory exclusivity for such licensed product in such country (the “Royalty Term”), subject to certain royalty reduction and step-down provisions set forth in the Agreement.

Following the Closing Date and upon Novo Nordisk’s request, the Company and Novo Nordisk have agreed to negotiate in good faith and on commercially reasonable terms, for Novo Nordisk to buyout its future payment obligations under the Agreement (but neither the Company nor Novo Nordisk is obligated to enter into any such buyout arrangement).

The Agreement includes customary terms and conditions, including mutual representations and warranties and covenants, and indemnification, insurance, intellectual property, dispute resolution and confidentiality and publication provisions. Unless earlier terminated, the Agreement will terminate on a country-by-country and licensed product-by-licensed product basis upon the expiration of the last Royalty Term in the Territory for such licensed product. Upon expiration of the Royalty Term for a given licensed product in a given country in the Territory, the licenses granted to Novo Nordisk pursuant to the Agreement under the Company’s licensed intellectual property survive and become perpetual, irrevocable, fully paid-up and royalty free with respect to such licensed product in such country. Subject to certain limited exceptions, the Agreement will automatically terminate in the event that (a) the Option Agreement expires in accordance with its terms without Novo Nordisk having exercised its option to acquire the outstanding equity interests of PM SpinCo or (b) the Option Agreement and the Share Purchase Agreement otherwise terminate in accordance therewith. Novo Nordisk may also terminate the Agreement in its entirety for convenience upon prior written notice as set forth in the Agreement. Both the Company and Novo Nordisk may terminate the Agreement upon written notice in the event of a material breach by the other party that has not been cured within a specified cure period. Both the Company and Novo Nordisk may also terminate the Agreement upon written notice if the other party undertakes certain bankruptcy, reorganization, liquidation or receivership proceedings or the assignment of a substantial portion of its assets for the benefit of creditors. The Company and PM SpinCo may terminate the Agreement upon certain patent challenges by Novo Nordisk with respect to each such party’s intellectual property, subject to certain exceptions and limitations set forth in the Agreement.

Item 7.01. Regulation FD Disclosure.

On January 4, 2024, the Company issued a press release announcing the entry into the Agreement. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company plans to present a corporate update on January 8, 2024 at the 2024 J.P. Morgan Healthcare Conference. A copy of the presentation that will be used is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in this Item 7.01 (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated January 4, 2024
99.2	Corporate Presentation by Omega Therapeutics, Inc., dated January 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omega Therapeutics, Inc.

Date: January 5, 2024	By:	/s/ Mahesh Karande
Mahesh Karande
President and Chief Executive Officer